      As filed with the Securities and Exchange Commission on July 19, 1996

                                                      Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                                  4HEALTH, INC.

             (Exact name of Registrant as Specified in its Charter)

                 Utah                                    87-0468225
    (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

         5485 Conestoga Court,                              80301
           Boulder, Colorado                             (Zip Code)
         (Address of Principal
           Executive Offices)


                                  4HEALTH, INC.
                         LONG-TERM STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                                Cheryl M. Wheeler
                                    Secretary
                                 4Health, Inc.
                              5485 Conestoga Court,
                             Boulder, Colorado 80301
                     (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: (303) 546-6303

                                    Copy to:
                            Peter A. Basilevsky, Esq.
                      Satterlee Stephens Burke & Burke LLP
                                 230 Park Avenue
                          New York, New York 10169-0079
                                 (212) 818-9200


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
Title of Securities    Amount to be      Proposed Maximum      Proposed Maximum         Amount of
   to be Registered    Registered*       Offering Price per    Aggregate Offering    Registration Fee
                                              Share**               Price**
- -----------------------------------------------------------------------------------------------------
Common Stock
$.01 par value         1,625,000 shs.    $7.125                    $11,578,125       $3,992.46
=====================================================================================================

  *The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the antidilution adjustment provisions of the Plan.

 **Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on July 15, 1996 as reported on the Nasdaq National Market.

                            SUMMARY PLAN DESCRIPTION

                                  4HEALTH, INC.

                         LONG-TERM STOCK INCENTIVE PLAN

                             ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

     No person has been authorized to give any information or to make any representation not contained in this Summary Plan Description and, if given or made, such information or representation must not be relied upon as having been authorized.

                   The date of this part of the prospectus is
                                  July 15, 1996

             This document constitutes part of a prospectus covering
                 securities that have been registered under the
                             Securities Act of 1933

                       PURPOSE OF SUMMARY PLAN DESCRIPTION

     The purpose of this Summary Plan Description is to give you a brief summary of the main provisions of the Long-Term Stock Incentive Plan (the "Plan") of 4Health, Inc. (the "Company"). It does not contain the official text of the Plan. The complete terms of the Plan are set forth in the official text of the Plan, which is available for examination upon request. In the event of any difference between this Summary Plan Description and the provisions of the Plan itself, the official text of the Plan will govern. Matters of the interpretation and application of the plan are determined by the Compensation Committee of the Board of Directors of the Company (the "Committee").

     This Summary Plan Description describes the provisions of the Plan in effect as of July 15, 1996. You will be notified of any material changes in the terms of the Plan.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") which can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the Commission: Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center (13th Floor), 26 Federal Plaza, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Updated information with respect to the securities and the Plan covered herein may be provided in the future to participants in the Plan by means of supplements or appendices to this Summary Plan Description, which may be delivered by means of intra-Company electronic mail in compliance with applicable guidelines issued by the Commission.

     This Summary Plan Description does not contain all the information set forth in the Registration Statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act") filed with the Commission in Washington, D.C., of which this Summary Plan Description is a part. For further information with respect to the Company and the securities covered hereby, reference is made to the Registration Statement. Items of information omitted from this Summary Plan Description but contained in the Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission identified above or in the office of the Secretary of the Company.

                    INFORMATION INCORPORATED BY REFERENCE AND
                              OBTAINMENT OF COPIES

     The Company will provide without charge to each person to whom a Summary Plan Description is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in the Registration Statement of which this Summary Plan Description is a part, including the following documents which are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended March 31, 1996;

     (b)  Joint Proxy Statement/Prospectus dated June 27, 1996;

     (c) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in "Item 1. Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A, dated June 21, 1996, filed under
          Section 12(g)of the Exchange Act, including any amendment or reports filed for the purpose of updating such description; and

     (d) All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to a filing of a post-effective amendment, which indicates that all securities offered under the Plan have been sold or which de-registers all securities by reference herein, as a part hereof from the date of the filing of such reports and documents. Any statement contained herein or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Summary Plan Description to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Summary Plan Description, except as so modified or superseded.

     The Company will not provide copies of exhibits unless such exhibits are specifically incorporated by reference into the information that is incorporated by reference into the Registration Statement. Requests should be addressed to Secretary, 4Health, Inc., 5485 Conestoga Court, Boulder, Colorado 80301 (Telephone Number (303) 546-6303).

                                   THE COMPANY

     The Company is the surviving corporation of the merger (the "Merger") of 4health Inc., a California corporation ("4health"), with and into Surgical Technologies, Inc., a Utah corporation ("Surgical"). The principal business of the Company is the formulation and supply of vitamins and nutritional supplements which are designed and formulated to address the dietary needs of the general public. The Company also conducts operations in connection with its angioplasty inflation device marketed under the name Transflator.

                       THE LONG-TERM STOCK INCENTIVE PLAN

     Nature and Purpose. At a special meeting of the stockholders of Surgical held in lieu of an annual meeting on June 15, 1996, the stockholders of Surgical adopted the Plan, under which 3,250,000 shares of Common Stock were reserved for issuance upon exercise of Awards. On July 15, each four shares of issued and outstanding Common Stock were converted into the right to receive two shares of Common Stock and one warrant (the "Reverse Stock Split"). In accordance with
Section 9(a) of the Plan, upon the Reverse Stock Split, the number of shares of Common Stock reserved for issuance upon exercise of options to be granted under the Plan was proportionately reduced to 1,625,000 shares.

     The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the ability of the Company to attract and retain directors, officers and other key employees, and consultants or other non-employees whom the Company deems can render a valuable contribution to the direction and success of the Company's efforts. The Board of Directors of the Company (the "Board") may modify or terminate the provisions of the Plan at any time, subject to certain limitations. See "Termination and Amendment" below.

     Awards authorized under the Plan include: incentive stock options ("ISOs") which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); stock options which are "non-qualified" for federal income tax purposes ("NQOs"); reload options ("ROs") which allow the granting of additional options when an employee pays the option exercise price with previously owned stock; restricted stock awards ("RSAs") which are awards of stock that are subject to forfeiture in the event of premature termination of employment, failure of the Company to meet certain performance objectives, or other conditions; and performance units ("PUs") which are share- denominated units credited to the employee's account for delivery or cash-out at some future date based upon performance criteria to be determined by the Committee. ISOs, NQOs, PUs, and RSAs are collectively referred to as "Awards".

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended. Additional information regarding the Plan may be obtained by writing to the Company at its principal office. Inquiries should be addressed to: Secretary c/o 4Health, Inc., 5485 Conestoga Court, Boulder, CO 80301.

     Administration. The Plan will be administered by the Committee. The Plan currently provides that the Committee shall consist of at least two (2) directors, appointed by the Board, who are "disinterested persons" within the meaning of Rule 16b- 3(c)(2)(i) promulgated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time, such that during the one-year period prior to becoming a member of such Committee, and during such service as a Committee member, respectively, he will not have been granted and will not be granted options, Restricted Stock, PUs or other equity securities of the Company under any other plan of the Company, except pursuant to a "formula plan" as defined in Rule 16b-3(c)(2)(ii) promulgated under the Exchange Act, as such Rule or any other comparable Rule may be in effect from time to time (including, for this purpose, an Award made to non-employee directors). On May 31, 1996, the Commission adopted a new Rule 16b-3 replacing old Rule 16b-3 in its entirety. The effective date of the new Rule 16b-3 will be on August 15, 1996. Pursuant to Section 14 of the Plan, the Board may amend the Plan to conform the Plan to the applicable requirements and provisions of new Rule 16b-3. The Board may from time to time remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members to be the Committee's chairman and shall hold meetings at such time and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by at least a majority of the members or at a meeting conducted by means of telephone or similar communications equipment pursuant to which all persons participating in the meeting can hear each other, and action so taken shall be as fully effective as if it had been taken at a meeting duly called and held.

     Subject to the express terms and conditions of the Plan, the Committee shall have full power to make Awards, to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

     Except as otherwise provided in the Plan, the Committee may determine which persons shall be granted Awards and the number of shares subject to Awards and the time at which Awards shall be made.

     The Committee shall report to the Board the names of persons granted Awards, the number of shares involved, and the terms and conditions of each Award.

     No member of the Board or of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any option or award and service on the Committee shall constitute service as a director, entitling such Committee member to indemnification and reimbursement for such service to the same extent as for service rendered as a director.

     Stock Available under Plan. The stock subject to an Award is Common Stock. Subject to adjustment in the event of a recapitalization or reorganization, the total number of shares of Common Stock with respect to which Awards may be granted is 1,625,000 shares; provided, however, that the maximum number of shares that may be available for Awards to directors of the Company under this Plan is limited to 1,225,000 and the maximum number of shares that shall be available for Awards to members of the Board who are not also employees of the Company ("Non-employee Directors") is limited to 60,000. For purposes of computing the number of shares of Common Stock available for Awards at any time, there shall be debited against the total number of shares (i) the number of shares of Common Stock issuable upon exercise of any options, (ii) the number of shares of Common Stock awarded subject to the restrictions described under the caption "Restricted Stock Awards" below ("Restricted Stock"), and (iii) and the maximum number of shares of Common Stock that may be issued under PU Awards. Any shares represented by Awards which are cancelled, forfeited, terminated or expire unexercised shall again be available for grants and issuance under the Plan.

     Eligibility. Persons eligible for Awards under the Plan shall be limited to such key employees of the Company (including directors of the Company) who have substantial responsibility in the direction and management of the Company and certain other individuals who, while not employees of the Company, are identified by the Committee or the Board as persons who can render a valuable contribution to the direction and success of the Company's efforts. Except in the case of Non-employee Directors, the Committee shall have the sole discretion to select those persons eligible for Awards. Awards granted under the Plan will be evidenced by a written agreement (the "Agreement") in a form determined by the Committee. Non-employee Directors shall be eligible to participate in the Plan only to the extent described below.

     Non-employee Director Award. Upon assuming office, each Non- employee Director shall be granted a NQO to acquire 5,000 shares of Common Stock at an exercise price equal to 100% of the Fair Market Value (as defined in the Plan) of such Common Stock on the date of grant.

     The NQOs to be granted to all Non-employee Directors upon assuming office shall become exercisable one-half upon completion of one year of service as a director and the remaining balance upon completion of two years of service as a director after such Option is granted (subject to the provisions described below under the caption "Change in Control") and shall expire five years from the date the Option is granted (the "Option Period"), unless ended sooner due to termination of service or death or disability of the optionee or if fully exercised prior to the end of such Option Period. If the directorship of an optionee is terminated within the Option Period for any reason other than (i) death or disability or (ii) on account of any act of (1) fraud or intentional misrepresentation, or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company (any such act resulting in the automatic termination of the Option), the Option may be exercised, to the extent the optionee was able to do so at the date of termination of the directorship, within three months (or such longer period as the Board may determine, but not to exceed one year) after such termination (if otherwise within the Option Period). If an optionee dies or becomes disabled while a director of the Company, the Option may be exercised, to the extent the optionee was entitled to exercise such Option at the date of his death or disability, within one year after such death or disability (if otherwise within the Option Period), whether or not one year of service as a director has elapsed, by the executor or administrator of the estate of the optionee, or by the legal representative of an incapacitated optionee, or by the person or persons who shall have acquired the Option directly from the optionee by a bequest or pursuant to the laws of descent or distribution or pursuant to a qualified domestic relations order.

     The NQOs granted to Non-employee Directors shall be exercisable in the same manner as other Awards; shall be non-transferable except to the extent other Awards are transferable; shall not confer any rights as a stockholder; and shall not give rise to any right to receive fractional shares.

     Option Price. The Committee shall determine the option price of all NQOs and all ISOs; provided however, in the case of ISOs, the option price shall not be less than the fair market value of the Common Stock on the date the Option is granted and; provided, further, that in the case of an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its affiliates ("Stockholder Employee") on the date of grant, the option price of an ISO shall be at least 110% of the then fair market value of the Common Stock.


     Option Term. The Committee shall determine the expiration date of a NQO and an ISO; provided, however, in the case of ISOs, the term shall expire no later than one day prior to the end of ten years from the date the Option was granted; and, provided, further, that ISOs granted to employees who are Stockholder Employees on the date of grant shall expire no later than one day prior to the end of five years from the date of grant. Options may terminate earlier as provided herein.

     Exercise of Options. The Committee shall determine when ISOs and NQOs are exercisable, in whole or in part; provided, however, that under no circumstances will an option be exercisable within 6 months (or such greater or lesser period prescribed or permitted by any applicable rule promulgated under the Exchange Act, including without limitation Rule 16(b)-3, as in effect from time to time) from its date of grant by holders subject to the provisions of Section 16(b) under the Exchange Act. Options may be exercised at an earlier date upon the occurrence of an event which constitutes "change in control" (as defined herein) of the Company or termination of employment due to retirement, death or disability.

     Manner of Exercise. Options may be exercised by written notice to the Company in the manner provided in the applicable agreement between the Company and a participant setting forth the terms and conditions of an Award (an "Agreement") accompanied by payment of the exercise price in the manner provided in the applicable Agreement or in such other manner as may be acceptable to the Committee, in its absolute discretion. Upon exercise of options and payment of the exercise price, shares will be issued by the Company out of the amount so authorized under the Plan. In the event the Common Stock issuable upon exercise of an option is not registered under the Securities Act, the Company will require that the registered owner deliver an investment representation in the form acceptable to the Company and its counsel, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of the same. The amount of proceeds to be received by the Company upon the exercise of options will depend on the number of options exercised and the option price paid. Each Agreement shall specify whether, upon exercise of options, shares of Common Stock shall be paid for in full with (i) cash (including a certified or official bank check or the equivalent which is acceptable to the Company), (ii) the equivalent fair market value of shares of Common Stock, properly endorsed,
(iii) the equivalent fair market value of any other property acceptable to the Company, or (iv) any combination of (i), (ii), and (iii). In the case of an NQO, a separate check in the amount of the Federal withholding tax due as a result of the exercise must accompany the payment for the shares unless the Committee permits the employee to satisfy such obligation, in whole or in part, by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual, pursuant to such rules as the Committee may determine from time to time in compliance with the provisions of Rule 16b-3(e) promulgated under the Exchange Act. The Committee may require any person entitled to receive payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any Federal, state or local tax withholding requirements.

     Limitation on Amount. In the case of ISOs only, no employee may be granted ISOs to the extent the aggregate fair market value (as of the date of grant) of the Common Stock subject to ISOs that are first exercisable by such employee during any calendar year exceeds $100,000.

     Termination of Employment. In the case of NQOs, the Committee shall determine the applicable provisions for death, disability and termination of employment. In the case of ISOs, (i) on termination of an optionee's employment with the Company other than by reason of death or disability, the optionee shall have the right to exercise his then outstanding ISOs within three months of such termination to the extent he was entitled to exercise the same immediately prior to termination; and (ii) on termination of employment by reason of death or disability, the optionee, his estate, personal representative, or beneficiary shall have the right to exercise his then outstanding ISOs at any time within twelve months from the date of death or termination of employment by reason of disability for the full number of shares subject to ISOs at the date of termination of employment by reason of death or disability, irrespective of any vesting provisions except as provided in the first sentence of the paragraph above captioned "Exercise of Options".

     Time of Grant. The grant of an option shall occur only when a written Agreement shall have been duly executed and delivered by or on behalf of the Company and the employee to whom the option is granted.

     Reload Options. If the applicable Agreement so provides or upon the approval of the Committee at the time of exercise of an option, in the event an optionee exercises a NQO by payment of all or a portion of the exercise price with shares of Common Stock which the optionee has owned for at least six months, the optionee may receive a RO in the form of a new NQO to purchase a number of shares of Common Stock equal to the number of shares of Common Stock used in payment of the exercise price of the original option.

     No Stockholder Rights. Nothing contained in the Plan or in any Agreement shall be construed to confer upon the holder of an option the right to vote or to receive dividends or subscription rights, or to consent or to receive notice as a stockholder in respect of the meetings of stockholders of the Company or the election of directors of the Company or any other matter, or any other rights whatsoever as a stockholder of the Company.

     No Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon exercise of any options.

     Restrictions on Transferability. All options granted under this Plan shall be non-assignable and non-transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of the optionee, the option is exercisable only by him, or, in the case of his incapacity, by his legal representative.

     Resale of Shares. Shares of the Company's Common Stock purchased upon the exercise of options granted under the Plan may be resold freely except that any optionee deemed to be an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act may not sell such shares unless they have been registered by the Company for resale by such optionee or unless the shares are sold pursuant to an exemption from registration under the Securities Act, such as that provided by Rule 144, which contains limitations on the manner of sale and the amount of shares that may be sold during any three month period.

     Restricted Stock Awards. Except as otherwise provided in the Plan, the Committee has the sole discretion to determine the restrictions that apply to each RSA (including, without limitation, the time and manner of vesting, provisions applicable on death, disability or other termination of employment, conditions of forfeiture and whether any consideration should be paid by the grantee). Any such restrictions will be embodied in the applicable Agreement and in a legend placed on the certificate for the RSA. As soon as practicable following a grant of a RSA, the Company will transfer to the name of the grantee any and all awarded shares. A certificate or certificates for all shares of Restricted Stock registered in the name of a grantee will be promptly drawn and held for the grantee by the Company. The grantee will thereupon be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares. As the restrictions specified by the Committee and set forth in the applicable Agreement are released, a certificate, without the legend described above, for the number of shares with respect to which restrictions have been released will be delivered to the grantee as soon as practicable. Any new, additional or different securities, cash or other property the grantee may become entitled to receive shall be subject to the same restrictions applicable to the RSA with respect to which such new, additional or different securities or property are received. Shares of Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of until such time as the stated restrictions lapse.

     Performance Units. The Committee may grant PUs entitling the holder to receive a fixed or variable number of share-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as set forth in the applicable Agreement. PUs may be paid in cash or in a combination of cash and shares of Common Stock, as the Committee determines. PUs represent an unsecured and unfunded promise to pay the fair market value of the shares of Common Stock represented by the Units and the holder shall have no rights other than as a general creditor of the Company. PUs may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except as provided in the applicable Agreement.


     Recapitalization or Reorganization.

     (a) The aggregate number of shares of Common Stock for which Awards may be granted under the Plan, the number of shares covered by outstanding Awards and Awards to be granted to Directors and Non-employee Directors, and the exercise price per share for each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the effective date of the Plan, or other increase or decrease in such shares effected without receipt of consideration by the Company; provided, however, that any adjustment to Awards resulting in the right to receive fractional shares shall be eliminated.

     (b) If the Company shall at any time merge or consolidate with or into another corporation, the holder of each Award will thereafter receive, upon exercise or transfer of shares, the securities or property to which a holder of an equivalent number of shares of Common Stock would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

     Change in Control. Notwithstanding any provision in the Plan to the contrary, but subject to the first sentence of the paragraph above captioned "Exercise of Options", (i) each option granted under the Plan shall become immediately exercisable, in whole or in part, at the election of the optionee; (ii) the restrictions applicable to each share of Restricted Stock shall immediately lapse; and (iii) payment of Performance Units shall be immediately due, in each case, upon the occurrence of an event which constitutes a change of control of the Company. For purposes of this clause, a "change in control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Exchange Act or a sale of all or substantially all of the assets of the Company; provided that, without limitation, such a change in control shall (i) not be deemed to have occurred upon the Merger, and (ii) be deemed to have occurred if:

     (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any person who on the effective date of the Merger is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as such Rule is in effect from time to time), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, unless such person owns, directly or indirectly, as of the effective date of the Merger, more than 25% of the combined voting power of the Company's then outstanding securities, in which case, if any such person (a "Major Stockholder") becomes the beneficial owner, directly or indirectly, of 33-1/3% or more of the combined voting power of the Company's then outstanding securities (otherwise than pursuant to the Merger), provided, further, however, that acquisition of 33-1/3% or more of such combined voting power shall not constitute a "change in control of the Company" if (1) such combined voting power does not exceed 37-1/2% or more of the combined voting power of the Company's then outstanding securities, or (2) either (i) any such increase in a Major Stockholder's beneficial ownership results from a redemption or purchase by the Company of its securities, or (ii) the Board, by vote of a majority of the full Board, in good faith, determines (hereinafter referred to as a "Determination") both (X) that such acquisition does not constitute, in fact, a change in the control of the Company and (Y) that such Major Stockholder does not and cannot then control the Company; or (iii) any such shares were acquired in the Merger; and

     (B) during any period of two consecutive years prior to the date of such Determination, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period.

     Termination and Amendment. The Plan will expire on March 1, 2006, but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan will not alter or impair, without the consent of the optionee or grantee, any of the rights or obligations of any Award made under the Plan. The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action of the Board may alter the provisions of the Plan so as to alter any outstanding Awards to the detriment of the optionee or grantee without his consent, and, no amendment to the Plan may be made without stockholder approval if such amendment would (i) increase (except in the event of a recapitalization or reorganization) the total number of shares reserved for issuance pursuant to the Plan; (ii) change the class of individuals entitled to participate under the Plan; or (iii) withdraw the administration of the Plan from a committee consisting of at least two "disinterested persons". The Committee may, from time to time, alter, amend, cancel or terminate any outstanding Award, in any manner not inconsistent with the Plan; provided, however, that no such action of the Committee may alter, amend, cancel or terminate an Award to the detriment of the optionee or grantee without his consent, including, (i) to change the date or dates as of which an Award becomes exercisable, is deemed earned, or becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as the Committee determines appropriate. The provisions of the Plan regarding non-employee director option grants may not be amended more than once every six months except to comport with changes to the Code, the Employee Retirement Income Security

Act, or the rules thereunder. Notwithstanding anything in the Plan to the contrary, the Board shall have the power to amend the Plan to conform the Plan to all applicable requirements of the law.

     No Right to Employment. No person has any claim or right to receive grants of Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan create or confer on any employee any right to be retained in the employ of the Company or to interfere with or to limit in any way the right of the Company to terminate the employment of such individual at any time.

     Registration. There is no obligation or duty for the Company to register under the Securities Act or any state securities law at any time the Awards that may be granted hereunder or the Common Stock that may be issuable upon grant or exercise of such Awards. The Company is not required to issue or deliver any shares of stock prior to completion of such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or desirable.

     Prior Options. Any individual who, on the effective date of the Merger, held an unexpired and unexercised option under 4health's stock option plan (a "Prior Option"), shall have his Prior Option replaced with a new option issued under the Plan, such new option to be of substantially like tenor for an equivalent number of shares after adjustment for the conversion ratio under which outstanding shares of Common Stock of 4health were converted into shares of Common Stock of Surgical pursuant to the Merger.

     Options for an aggregate of 1,167,802 shares were outstanding under the Plan at July 15, 1996, of which options for 931,659 shares were held by executive officers and directors. All of the outstanding options are NQOs.

Federal Income Tax Consequences

     The following discussion is a summary of the Federal income tax consequences to optionees and to the Company with respect to Awards of Options, Restricted Stock, and Performance Units under the Plan. SINCE THE APPLICATION OF THE GENERAL TAX CONSEQUENCES DESCRIBED HEREIN MAY VARY DEPENDING UPON AN OPTIONEE'S INDIVIDUAL CIRCUMSTANCES, OPTIONEES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES ARISING FROM THE GRANT OR EXERCISE OF SUCH OPTIONS.

     Incentive Stock Options (ISOs). No income is generally recognized by an optionee when an ISO is granted or exercised. If the stock obtained upon exercise of an ISO is sold more than one year after exercise and two years after grant, the difference between the option price and the amount realized on the sale will be treated as long-term capital gain, which presently is subject to tax at a maximum rate of 28%. The Company is not entitled to a deduction as a result of the grant or exercise of an ISO or the sale of the stock acquired upon exercise thereof if the stock is held by the optionee for the requisite periods.


     If, however, the stock acquired upon exercise of an ISO is sold less than one year after the exercise or less than two years after grant, the lesser of
(i) the difference between the fair market value on the date of exercise and the option price or (ii) the difference between the amount realized on the sale and the option price will be treated as ordinary income, which presently is subject to tax at a maximum rate of 39.6%, and the Company will be entitled to a corresponding deduction. The excess of the amount realized on the sale over the fair market value on the date of exercise, if any, will be treated as long-term or short-term capital gain, depending on the length of time the stock is held.

     The excess of the fair market value of the stock over the option price on the date of exercise of an ISO will constitute an adjustment for alternative minimum tax purposes which may result in the optionee being subject to the alternative minimum tax.

     Nonqualified Stock Options (NQOs). No income is recognized by an optionee when an NQO (including a Reload Option) is granted. Except as described below, upon exercise of an NQO an optionee is treated as having received ordinary income at the time of exercise in the amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. The Company will be required to withhold tax thereon and will be entitled to a deduction at the same time an in an amount corresponding to such difference. The Company may permit an optionee to satisfy the withholding tax obligation, in whole or in part, by withholding shares of Common Stock that would otherwise be received by the optionee upon exercise of an NQO. The optionee's basis in the Common Stock acquired upon exercise of an NQO will be equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is generally treated as capital gain or loss.

     Stock acquired by "Insiders" (i.e., officers, directors or persons holding 10% of the stock of the Company who are subject to the restrictions on short-swing trading imposed by Section 16(b) of the Exchange Act) upon exercise of NQOs within six (6) months of the date of grant constitutes "restricted property" and, unless the optionee elects otherwise, the recognition of income upon exercise is deferred to the date upon which the stock acquired upon exercise may first be sold without incurring Section 16(b) liability (generally six months after the date of grant of the option) and he will realize ordinary income in an amount equal to the difference between the option price and the fair market value of the stock on that date.

     $100,000 Exercise Limitation for ISOs. If the aggregate fair market value of stock (determined at the date of grant) with respect to which ISOs granted by the Company (and any parent or subsidiary of the Company) become exercisable for the first time by any individual (whether by passing of an anniversary date, acceleration or otherwise) during any one calendar year exceeds $100,000, the excess will be treated for tax purposes as NQOs, with options being taken into account therefor in the order of grant.

     Payment with Common Stock. The Plan allows an optionee to deliver Common Stock of the Company he already owns in payment of the option price for either an ISO or an NQO. For any shares of Common Stock so exchanged, an amount equal to the fair market value thereof on the date tendered will be credited against the option price.

     In the event Common Stock is used to pay the option price for an NQO, gain or loss will not be recognized in connection with such exchange to the extent that the number of shares of stock received on exercise does not exceed the number of shares of stock surrendered. The optionee's basis in the new shares will be equal to the basis of the stock surrendered and the holding period thereof will include the holding period of the shares exchanged. The fair market value of any additional shares received upon exercise of an NQO in exchange for stock (less any cash or other property paid in connection with the exercise) will constitute compensation to the optionee taxable as ordinary income. The optionee's basis in these additional shares will be equal to the amount of compensation included in income plus any cash or value of other property paid upon exercise, and the holding period therefor will begin on the date of the exchange.

     In the event Common Stock is used to pay the option price for an ISO, gain or loss normally will not be recognized in connection with such exchange. To the extent that the number of shares of stock received on exercise does not exceed the number of shares surrendered, proposed Treasury Regulations provide that the optionee's basis in these shares will be equal to the basis of the stock surrendered and, except as provided below, will have the same holding period as the stock surrendered. To the extent that the optionee receives an amount of shares in excess of the number of shares surrendered, the optionee's basis in such additional shares will be zero (plus any cash paid in connection with the exercise) and the holding period for such additional shares will begin on the date of such exchange.

     If Common Stock acquired upon the exercise of an ISO is delivered in payment of the option price upon the exercise of a second ISO before the stock was held for the requisite holding period, then the stock so delivered will not be eligible for tax-free treatment in the exchange, but instead the optionee generally will be required to recognize ordinary income at the time such stock is delivered in an amount equal to the difference between the fair market value of the stock on the date of exercise of the first ISO and the option price of the first ISO. If the fair market value of such stock on the date of delivery is lower than the fair market value on the date of exercise of the first ISO, then the ordinary income generally will be measured by the difference between the fair market value of such stock on the date of delivery and the option price of the first ISO.

     There are special complex rules pertaining to the disposition of shares within one year of exercise or two years from the date of grant of an ISO where, upon exercise of such ISO, outstanding shares of Common Stock were used in full or partial payment of the option price.

Under these rules a substantial portion of the proceeds of disposition could be treated as ordinary compensation income and not capital gains as might otherwise be expected.

     In view of the complexity of the tax aspects of transactions involving the exercise of Options and dispositions of shares of Common Stock acquired upon or delivered as payment upon exercise of Options, and since the impact of taxes will vary, each optionee should consult his own advisor to determine the tax consequences in his particular circumstances.

     Restricted Stock. Restricted Stock awarded to an employee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeitability) imposed by the Committee. In general, the receipt of Restricted Stock will not result in the recognition of income by an employee until such time as the shares are either not forfeitable or are transferable. Upon the lapse of such restrictions, the employee will be required to include as ordinary income the difference between the amount paid for the Restricted Stock, if any, and the fair market value of such stock on the date the restrictions lapse, and the Company will be entitled to a corresponding deduction. Employees receiving RSAs may elect to include the value of such stock (less any amounts paid for such stock) as ordinary income at the time the Award is made. In this event, the Company would receive a corresponding deduction. Employees making this election would treat any gain or loss realized on a sale of the Restricted Stock as capital gain or loss, but would not be entitled to any loss deduction if they forfeited the Restricted Stock pursuant to the restrictions imposed by the Committee.

     Performance Units. An Award of Performance Units will not be included in income by the employee or deducted by the Company because it represents only an unsecured promise by the Company to make a future payment, the amount of which is contingent upon the value of the Company's Common Stock. Upon payment of the cash or shares of Common Stock to the employee pursuant to the Performance Unit, the employee will be required to include as ordinary income the full value of such cash or shares, and the Company will be entitled to a corresponding deduction.

                             ADDITIONAL INFORMATION

     Participants may obtain additional information about the Plan and the Committee by writing or calling the Secretary, 4Health, Inc., 5485 Conestoga Court, Boulder, Colorado 80301. (Telephone Number (303) 546-6303).

                                     PART II

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1996;
(b) Joint Proxy/Prospectus Statement dated June 27, 1996; and (c) the description of the Registrant's Common Stock set forth in the Registrant's Form 8-A dated June 21, 1996, filed under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Utah Revised Business Corporation Act ("Utah Law") permits indemnification of directors if the director acted in good faith and believed his conduct was in, and not opposed to, the corporation's best interests and, in the case of any criminal proceeding, such director had no reasonable cause to believe his conduct was unlawful. Utah Law provides for mandatory indemnification and court-ordered indemnification to directors and officers in certain circumstances. Further, under Utah Law, a corporation may indemnify an officer, employee, fiduciary, or agent who is not a director to a greater extent than directors, provided such indemnification is not contrary to public policy. The Registrant's bylaws provide for such indemnification to the fullest extent permitted by law.

     The Registrant intends to obtain directors and officers insurance for its directors and officers.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

          Exhibit              Description              Sequential
          No.                  -----------              Page No.
          -------                                       ----------

           4         4Health, Inc. Long-Term Stock
                     Incentive Plan*


           5         Opinion of Satterlee Stephens         22
                     Burke & Burke LLP as to
                     legality of the securities being
                     registered

           15        Not Applicable

           23(a)     Consent of Arthur Andersen LLP        24

           23(b)     Consent of Satterlee Stephens
                     Burke & Burke LLP (included in
                     opinion filed as Exhibit 5)

           24        Not Applicable

           28        Not Applicable


- ------------------------------------------
*  Incorporated by reference to Exhibit 10.13 to Registration
Statement No. 333-3243 on Form S-4 filed May 7, 1996, as amended by Amendment No. 1 filed June 18, 1996.

Item 9.   Undertakings.

    The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each
person to whom the prospectus or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on this 15th day of July, 1996.


                                     By: /s/ R. Lindsey Duncan
                                        -------------------------
                                        R. Lindsey Duncan
                                        Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                              Date
- ---------                    -----                              ----

/s/ R. Lindsey Duncan
- ---------------------
R. Lindsey Duncan            Chairman, Chief Executive          July 15, 1996
                             Officer and Director

/s/ Richard B. Carlock
- ----------------------
Richard B. Carlock           Chief Financial Officer and        July 15, 1996
                             Director


/s/ Cheryl M. Wheeler
- ---------------------
Cheryl M. Wheeler            Secretary and Director             July 15, 1996


/s/ Henry S. Stone
- ------------------
Henry S. Stone               Vice-President Operations,         July 15, 1996
                             General Counsel and Director


/s/ David Melman
- ----------------
David Melman                 Director                           July 15, 1996


/s/ Todd B. Crosland
- --------------------
Todd B. Crosland             Director                           July 15, 1996


/s/ Rockwell D. Schutjer
- ------------------------
Rockwell D. Schutjer         Director                           July 15, 1996